UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC		28472-3008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 27, 2011, the board of directors of Waccamaw Bankshares, Inc. (the “Company”), approved certain amendments to the Company’s bylaws.

Article II of the Company’s bylaws was amended to permit the Company’s annual meeting of shareholders to be held each year at such date and time as designated by the board of directors or the chief executive officer. Previously, the annual meeting was required to be held within 180 days of the close of the fiscal year.

Article V of the bylaws was amended to provide for a separately designated chief executive officer of the Company. The chief executive officer is charged with supervision and control of management of the Company and is subject to the control of the board of directors. The bylaws previously provided that the president was to be the chief executive officer of the Company.

Certain conforming amendments were also made to articles II, IV, VI, and VII of the bylaws to reflect the addition of the separately designated chief executive officer position described above.

A complete copy of the Company’s bylaws, as amended and restated by the board of directors, is attached hereto as exhibit 3.02 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.02	Bylaws of Waccamaw Bankshares, Inc., as amended and restated by the board of directors on April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)

Date	May 3, 2011

/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.02	Bylaws of Waccamaw Bankshares, Inc., as amended and restated by the board of directors on April 27, 2011